UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 17, 2013

MEADOWBROOK INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	38-2626206
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1-14094
(Commission File Number)

26255 American Drive
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 358-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Meadowbrook Insurance Group, Inc. (the “Company”) held its Annual Meeting of Shareholders (“Annual Meeting”) on May 17, 2013.  Matters voted upon at the Annual Meeting were (i) election of two members of the Board of Directors for terms expiring in 2016; (ii) ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013; and (iii) a non-binding, advisory vote on the compensation of our named executive officers. For more information about the aforementioned proposals, see Meadowbrook’s Proxy Statement dated April 16, 2013.  As of the March 21, 2013 record date, there were 49,887,200 shares of common stock outstanding and entitled to vote.  At the Annual Meeting, 45,534,666 shares of common stock were represented in person or by proxy, constituting a quorum.  The certified results of the matters voted on at the Annual Meeting are set forth below.

Proposal No. 1 – Election of two directors for a three-year term expiring in 2016.

Director Name	For	Withheld	Abstain	Broker Non-Votes

David K. Page	37,690,969	3,000,482	144,129	4,699,086
Herbert Tyner	37,658,496	3,031,627	145,457	4,699,086

Proposal No. 2 – Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

For	Against	Abstain	Broker Non-Votes

42,692,431	2,828,532	13,703	0

Proposal No. 3 – Advisory vote on the Company’s 2012 executive compensation.

For	Against	Abstain	Broker Non-Votes

37,652,856	2,948,756	233,968	4,699,086

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2013	MEADOWBROOK INSURANCE GROUP, INC.
(Registrant)

	By:	/s/ Karen M. Spaun
Karen M. Spaun, Senior Vice President and
Chief Financial Officer